 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287032
Prospectus Supplement
(To Prospectus dated May 21, 2025)
3,611,111 Common Shares
OKEANIS ECO TANKERS CORP.
We are offering 3,611,111 of our shares of common stock, $0.001 par value per share, or our common shares, directly to several investors pursuant to this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by their affiliates. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agents’ websites and any information contained in any other website maintained by the placement agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.
The common shares of Okeanis Eco Tankers Corp., or the Company, are listed on the New York Stock Exchange, or the NYSE, under the symbol “ECO” and on the Oslo Stock Exchange, under the symbol “OET.” On January 16, 2026, the last sale price of our common shares as reported on the NYSE was $39.56 per common share.
An investment in our common shares involves risks. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference herein and therein, including our annual report on Form 20-F for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 31, 2025, or our Annual Report, to read about the risks you should consider before purchasing our securities.
We have retained Fearnley Securities AS, Clarksons Securities AS and Pareto Securities AS (whom we refer to herein as the Placement Agents) as our exclusive placement agents in connection with this offering. The Placement Agents are not purchasing or selling any of our common shares offered pursuant to this prospectus supplement and the accompanying prospectus, and have no commitment to buy any of the shares. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.
We expect that delivery of our common shares being offered pursuant to this prospectus supplement will be made to the investors on or about January 23, 2026, subject to customary closing conditions.
The following table shows per common share and total cash Placement Agent’s fees we expect to pay to the Placement Agents in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus, assuming the sale and purchase of all of the securities offered hereby to non-affiliates of the Company, and assuming that we do not pay any discretionary amount to the Placement Agents:
	Per Share	Total
Public offering price	$36.00	$129,999,996.00
Placement Agent’s fees(1)	$1.35	$4,874,999.85
Proceeds, before expenses, to the Company	$34.65	$125,124,996.15

(1)
We have agreed to pay the Placement Agents a cash fee equal to 3.75% of the gross proceeds of the offering except for any purchases by certain of our affiliates. We have agreed that we may also pay up to an additional 0.75% of the gross proceeds of the offering, except for any purchases by certain of our affiliates, entirely in our discretion. In addition, we have agreed to pay certain expenses of the Placement Agents, as discussed under “Plan of Distribution.” We have also agreed to provide indemnification and contribution to the Placement Agent with respect to certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Joint Global Coordinators
Fearnley Securities AS	Clarksons Securities AS
Joint Bookrunners
Fearnley Securities AS	Clarksons Securities AS	Pareto Securities AS
The date of this prospectus supplement is January 21, 2026

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of common shares. When we refer to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” or the “accompanying base prospectus” we are referring only to the base prospectus. If there is any inconsistency between the information in the accompanying prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the prospectus supplement or related free writing prospectus, whichever is dated later.
We have filed with the SEC a registration statement on Form F-3 (File No. 333-287032), which was declared effective by the SEC on May 21, 2025, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us and the additional information described below under the heading “Where You Can Find Additional Information.” We have not authorized any other person to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When this prospectus supplement or accompanying prospectus is delivered or a sale pursuant to this prospectus is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities

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and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.
Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $,” “USD” and “$” in this prospectus are to the lawful currency of the United States of America. References to “Norwegian Kroner” and “NOK” are to the lawful currency of Norway. Financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31. Certain financial information has been rounded, and, as a result, certain totals shown in or incorporated by reference into this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward- looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
Okeanis Eco Tankers Corp., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation.
This prospectus supplement, or the accompanying prospectus, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf, may constitute forward-looking statements, which reflect our current views with respect to future events and financial performance. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts. When used in or incorporated into this prospectus, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “continue,” “seeks,” “views,” “possible,” “likely,” “may,” “should,” and similar words, phrases, or expressions identify forward-looking statements, and the negatives of those words, phrases, or expressions, or statements that events, conditions, or results “can,” “will,” “may,” “must,” “would,” “could,” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, costs, regulations, events, or trends identify forward-looking statements. The absence of these words does not necessarily mean that a statement is not forward-looking. As a result, you are cautioned not to rely on any forward-looking statements.
The forward-looking statements in this prospectus supplement, or the accompanying prospectus, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.
In addition to these assumptions and matters discussed elsewhere herein, in the accompanying prospectus, in any other written or oral statements made by us or on our behalf and, in the documents, incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•
our ability to maintain or develop new and existing customer relationships with major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels, and those we may acquire in the future;

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our future operating and financial results;

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our future vessel acquisitions, sales, our business strategy, and expected and unexpected capital spending or operating expenses, including general and administrative, drydocking, crewing, bunker costs, and insurance costs;

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our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions, and other general corporate activities;

•
oil tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•
our ability to take delivery of, integrate into our fleet, and employ any vessels we may acquire in the future, or any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

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•
our dependence on our technical manager, Kyklades Maritime Corporation, or KMC, an affiliate of our Chairman, to operate our vessels;

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the aging of our vessels, and those we may acquire in the future, and resultant increases in operation and drydocking costs;

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the ability of our vessels, and any vessels we may acquire in the future, to pass classification inspections and vetting inspections by oil majors and big chemical corporations, or other authorities;

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significant changes in vessel performance, including increased vessel breakdowns;

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length and number of off hire days, drydocking requirements, and insurance costs;

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availability of key employees and crew;

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hazards inherent in the maritime industry causing personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations;

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repudiation, nullification, termination, modification or renegotiation of contracts;

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U.S., EU or other foreign monetary policy and foreign currency fluctuations and devaluations;

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the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

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our ability to repay outstanding indebtedness, to comply with the covenants contained therein, to obtain additional financing, and to obtain replacement charters for our vessels, and any vessels we may acquire in the future, in each case, at commercially acceptable rates or at all;

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changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof, or changes to tax policies and other government regulations and economic conditions that are beyond our control;

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our ability to pay dividends;

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our ability to maintain the listing of our common shares on the NYSE or the Oslo Stock Exchange;

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our ability to comply with additional costs and risks related to our environmental, social, and governance policies and regulation;

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potential liability from litigation, including purported class-action litigation;

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changes in general economic and business conditions;

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potential conflicts of interest involving our significant shareholders;

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general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine and between Israel and Hamas and Hezbollah, terrorist attacks and international hostilities and instability, including attacks against merchant vessels in the Red Sea and the Gulf of Aden by Iran-backed Houthi militants based in Yemen, current instability in Venezuela and Iran, potential tensions between the U.S. and Panama or Venezuela, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists, or major disease outbreaks;

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the imposition by the U.S. of port fees on Chinese-owned and operated vessels and China’s response to those fees, and similar trade wars;

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changes in production of or demand for oil, either globally or in particular regions;

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the strength of world economies and currencies, including fluctuations in charterhire, freight rates and vessel values;

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potential liability from future litigation and potential costs due to our vessels’ operations, and the operation of any vessels we may acquire in the future, including due to any environmental damage and vessel collisions;

•
any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cyber security breach;

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•
the length and severity of public health threats, epidemics and pandemics, and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•
other important factors described in the section herein entitled “Risk Factors,” and in the registration statements, reports or other materials that we have filed with or furnished to the SEC, including our Annual Report, which are incorporated by reference into this prospectus supplement.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
This prospectus supplement, and the accompanying prospectus, and documents incorporated by reference herein and therein, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.
New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.
We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects, and results of operations should be carefully reviewed and considered.

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PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes some of the information that is contained in or incorporated by reference in this prospectus supplement. As an investor or prospective investor, you should review carefully, before making an investment decision, all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors,” “Cautionary Statement Regarding Forward- Looking Statements” and in our Annual Report, which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Okeanis Eco Tankers Corp. and, where applicable, all of its subsidiaries, and “Okeanis Eco Tankers Corp.” and “Okeanis” refers only to Okeanis Eco Tankers Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
We are Okeanis Eco Tankers Corp., an international owner and operator of a modern, fuel-efficient eco fleet of 16 tanker vessels, comprising eight modern Suezmax tankers and eight modern VLCC tankers, focusing on the transportation of crude oil. Our vessels are built in line with eco standards that consume less bunker fuel than conventional tanker vessels, are equipped with exhaust gas cleaning systems (“scrubbers”) and are built to comply with regulations for ballast water treatment. Our fleet had a carrying capacity of approximately 3.5 million deadweight tons and an average age of 6.4 years as of December 31, 2025 (in each case, excluding our newly acquired vessels, Nissos Piperi and Nissos Serifopoula, which were delivered to us in January of 2026). Certain of our vessels are owned by us directly and others are owned by finance leasing houses and bareboat chartered back to us (with an option for us to repurchase the vessels at certain times).
Our common shares are traded on the NYSE, under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “OET.”
Our Fleet
Set forth below is summary information concerning our fleet as of the date hereof:
Vessel Name	Year Built	Dwt	Flag	Yard	Type of Employment
Milos	2016	157,525	Greece	Sungdong	Spot/Short-Term
Poliegos	2017	157,525	Marshall Islands	Sungdong	Spot/Short-Term
Kimolos	2018	159,159	Marshall Islands	JMU	Spot/Short-Term
Folegandros	2018	159,221	Marshall Islands	JMU	Spot/Short-Term
Nissos Sikinos	2020	157,447	Marshall Islands	HSHI	Spot/Short-Term
Nissos Sifnos	2020	157,447	Marshall Islands	HSHI	Spot/Short-Term
Nissos Rhenia	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Despotiko	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Donoussa	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Kythnos	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Keros	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Anafi	2020	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Kea	2022	300,323	Marshall Islands	HHI	Spot/Short-Term
Nissos Nikouria	2022	300,323	Marshall Islands	HHI	Spot/Short-Term
Nissos Piperi	2026	157,993	Marshall Islands	Daehan	Spot/Short-Term
Nissos Serifopoula	2026	157,993	Marshall Islands	Daehan	Spot/Short-Term

The above list of vessels does not include any vessels that may be acquired using, as part of the consideration, the proceeds from this offering. See “Use of Proceeds.”
We strategically monitor developments in the tanker industry on a regular basis and, subject to market demand, will seek to enter into shorter or longer time or bareboat charters according to prevailing market conditions.
We compete for charters on the basis of price, vessel location, size, age, and condition of the vessel, as well as on our reputation as an operator. We generally arrange our time charters and bareboat charters through the use of brokers, who negotiate the terms of the charters based on market conditions. Ownership of tankers is highly fragmented and is divided among major oil companies and independent vessel owners.
Management of Our Fleet
We have entered into management agreements with OET Chartering Inc. (a wholly owned subsidiary) as commercial manager of our vessels, and with KMC as our technical manager. KMC provides our day-to-day fleet technical management, such as vessel operations, repairs, insurance consulting, supplies, and crewing. We, through our vessel-owning subsidiaries, have also entered into ETS Services Agreements with KMC pursuant to which KMC obtains, transfers and surrenders emission allowances under the EU Emissions Trading Scheme that came into effect on January 1, 2024. Furthermore, OET Chartering Inc. has entered into a shared services agreement with KMC to document the mutual exchange of business support in respect of the management of our vessels by way of corporate, accounting, financial and other operational and administrative services. OET Chartering Inc. provides commercial management of all of the vessels in our fleet and employs our on-shore employees. Our Chairman, Ioannis Alafouzos, owns a 50% stake in KMC, with his brother, Themistoklis Alafouzos, owning the other 50% stake.
KMC provides our vessels with a wide range of shipping services, such as technical support, crew management, maintenance, and insurance consulting in exchange for a daily fee of $900 per vessel. For the years ended December 31, 2024 and December 31, 2023, total technical management fees incurred from KMC amounted to $4,611,600 and $4,599,000, respectively. If required by KMC, the daily fee may be increased in line with the relevant annual inflation rates. Each technical management agreement for each vessel can be terminated by either party at any time for cause, including by reason of the other party’s failure to meet its obligations under the agreement or if we sell the vessel or upon the vessel’s loss. Furthermore, KMC has the right to terminate each technical management agreement, subject to 30-days’ advance written notice, in the event of a change of control of the relevant ship-owning entity without KMC’s consent. In each case, unless the cause for termination is KMC’s failure to meet its obligations under the relevant technical management agreement, we are required to continue payment of the management fees thereunder for 36 months from the termination date (or, if a notice of termination for convenience has preceded such for cause termination, 36 months from the date of such notice). The agreement can also be terminated by either party for convenience by giving notice to the other party, following which the agreement shall terminate upon the expiration of 36 months from the date on which notice is received.
Employment of Our Fleet
We currently seek to employ our vessels primarily under voyage charters, which we believe allows us to capture the full benefit of lower fuel oil costs afforded to us by our Eco-design, scrubber-equipped, fleet. Depending on market conditions, we may also employ our vessels on time charters. Vessels operating on time charters may be chartered for several months or years, whereas vessels operating in the spot market typically are chartered for a single voyage that may last up to three months. Vessels operating in the spot market may generate increased profit margins during periods of improving tanker rates, while vessels operating on time charters generally provide more predictable cash flows. We actively monitor market conditions and changes in charter rates in managing the deployment of our vessels between voyage charters and time charters. Our fleet operates globally, serving key oil transportation routes across major trading hubs, including the Americas, Europe, the Middle East, and Asia. A voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Under voyage charters, we pay voyage expenses such as port, canal, and bunker costs. Voyage charter rates are volatile and fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Vessels operating in the voyage market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in tanker rates. A time charter involves the use of the vessel for a number of months or years or for a trip between specific delivery and redelivery positions. The time charterer covers all voyage related costs while the owner receives monthly charter hire payments on a per day basis and pays all operating expenses and capital costs of the vessel.
We compete with other crude oil tanker owners, including independent owners and large publicly traded shipping companies, based on factors such as charter rates, vessel availability, fuel efficiency, fleet age, and customer relationships. Our competitive position is supported by our modern, eco-efficient fleet equipped with scrubbers, which enhances fuel cost efficiency and regulatory compliance. The basis for our statements regarding our competitive position is derived from publicly available industry data, market research, and internal assessments of our fleet performance compared to industry peers.
Risk Factors
We face a number of risks associated with our business and shipping industry and must overcome a variety of challenges to utilize our strengths and implement our business strategies. These risks relate to, among others, changes in the shipping industry, including supply and demand, charter rates, ship values, a downturn in the global economy, operational hazards inherent in container shipping industry and operations resulting in liability for damage to or destruction of property and equipment, pollution or environmental damage, inability to comply with covenants in our current indebtedness and borrowings we may enter into in the future, inability to finance capital projects, and inability to successfully employ our ships at the expiration of current charters.
You should carefully consider these risks, the risks described in “Risk Factors” and the other information in this prospectus and in our Annual Report and the other documents incorporated by reference herein before deciding whether to invest in our common shares.
Corporate Information
We were incorporated as Okeanis Eco Tankers Corp. under the laws of the Republic of the Marshall Islands, pursuant to the Marshall Islands Business Corporations Act, or the BCA, on April 30, 2018. Each of our vessels is owned by a separate wholly owned subsidiary. The legislation under which we operate is the Marshall Islands Business Corporations Act, and Okeanis Eco Tankers Corp.’s registered agent and registered address in the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960. Our executive offices are currently located at c/o OET Chartering Inc., Ethnarchou Makariou Ave., & 2 D. Falireos St., 185 47 N. Faliro, Greece and our telephone number at that address is +30 210 480 4200. Our website is www.okeanisecotankers.com. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at www.sec.gov. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus.
Other Information
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” in the prospectus for more information.
Recent Developments
In September 2025, we paid a dividend to our shareholders in an aggregate amount of $22.5 million, or $0.70 per common share.
Effective October 10, 2025, Robert Knapp and Joshua Nemser resigned as directors of the Company. The two resignations did not result from any disagreement with the Company or its management. The board of directors of the Company has not yet determined whether to reduce the size of the board or to fill the relevant vacancies. The board of directors remains comprised of a majority of independent directors. The composition of each of the committees of the board of directors remains the same and was unaffected by these resignations, except for the remuneration committee, which is now currently comprised of Charlotte Stratos and Francis “Frank” Dunne.
In October and November 2025, we exercised our purchase options for two VLCC tankers, the Nissos Rhenia and Nissos Despotiko (both built in 2019), respectively, currently on lease from OCY Knight 1 Limited and OCY Knight 2 Limited. The two ships are expected to be delivered to the Company during the second quarter of 2026, for an aggregate consideration of approximately $94.1 million.
In November 2025, we entered into two memoranda of agreement, whereby pursuant to each individual memorandum of agreement, we agreed to purchase one newbuilding Suezmax vessel (the “Vessel Acquisitions”), constructed at Daehan Shipbuilding Co., Ltd. (“Daehan”), a South Korean shipyard, from an unrelated third-party seller for an acquisition price of $97.0 million. These two vessels are named Nissos Piperi and Nissos Serifopoula. The acquisition price for these vessels was funded through the 2025 Registered Direct Offering and the New Financings described below.
In November 2025, we completed the registered direct offering of 3,239,436 new common shares, at a price of $35.50 per share, raising gross proceeds of approximately $115.0 million (the “2025 Registered Direct Offering”). The net proceeds of the offering were used as partial consideration for the Vessel Acquisitions. The 2025 Registered Direct Offering was made pursuant to Okeanis’s shelf registration statement on Form F-3 (File No. 333-287032), which was declared effective by the SEC on May 21, 2025. Fearnley Securities AS acted as global coordinator and joint bookrunner and Clarksons Securities AS acted as joint bookrunner for the 2025 Registered Direct Offering.
In December 2025, we paid a dividend to our shareholders in an aggregate amount of $26.6 million, or $0.75 per share.
In December 2025, we entered into a $45.0 million facility agreement, to finance a portion of the acquisition price of the Nissos Piperi, with Alpha Bank S.A. (the “Nissos Piperi Facility”). The Nissos Piperi Facility contains an interest rate of Term SOFR plus 130 basis points (or 50 basis points for any outstanding part of the loan in respect of which an amount of at least $1 million has been deposited and blocked for the whole of the relevant interest period in a cash collateral account), matures in seven years, and will be repaid in quarterly installments of $0.525 million, together with a balloon installment of $30.3 million at maturity. It is secured by, among other things, a mortgage over the Nissos Piperi, and is guaranteed by Okeanis.
In December 2025, we entered into a $45.0 million facility agreement, to finance a portion of the acquisition price of the Nissos Serifopoula, with National Bank of Greece S.A. (the “Nissos Serifopoula Facility” and, together with the Nissos Piperi Facility, the “New Financings”). The Nissos Serifopoula Facility contains an interest rate of Term SOFR plus 130 basis points (or 50 basis points for any outstanding part of the loan in respect of which the equivalent amount has been deposited and blocked for the whole of the relevant interest period in a cash collateral account), matures in eight years, and will be repaid in quarterly installments of $0.525 million, together with a balloon installment of $28.2 million at maturity. It is secured by, among other things, a mortgage over the Nissos Serifopoula, and is guaranteed by Okeanis.
In January 2026, we received delivery of our newly acquired vessels, the Nissos Piperi and the Nissos Serifopoula.
In January 2026, we entered into two memoranda of agreement, whereby pursuant to each individual memorandum of agreement, we agreed to purchase one newbuilding Suezmax vessel (with an estimated approximate deadweight tonnage of 157,000), currently under construction at Daehan, from an unrelated third-party seller for an acquisition price of $99.3 million. We expect the vessels to be delivered from the shipyard in the second quarter of 2026. Each purchase is contingent on, among other things, raising sufficient capital to fund a portion of the purchase price, but the purchase of one vessel is not contingent on the purchase of the other. Each memorandum of agreement contains standard closing conditions.

Trading Guidance for the Fourth Quarter of 2025
Below is certain estimated preliminary unaudited financial information as of and for the periods presented, which is based on the information available to us as of the date of this prospectus supplement. We have not finalized our financial statement closing process for the fourth quarter and year ended December 31, 2025. As a result, this information constitutes forward-looking statements and may differ from actual results, and is subject to risks and uncertainties. As such, our actual results as of and for the periods presented may vary from the information set out below as we complete our normal quarter-end and year-end accounting procedures following the closing of this offering, including possible adjustments to the preliminary results disclosed below, which may be material to the information provided below. The information provided below reflects management’s best estimate of the impact of events during the quarter. However, you should not place undue reliance on the preliminary unaudited financial information. We do not intend to update this information prior to the final earnings release for each reporting period. The estimated preliminary unaudited financial information presented below has been prepared by us, and is our responsibility, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.
The estimated preliminary unaudited financial information should be read in conjunction with the risks described under the section entitled “Risk Factors” and those risk factors set forth in our Annual Report, in addition to “Item 5. Operating and Financial Review and Prospects — A. Operating Results” contained in our Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus supplement.
Daily TCE Rate
As of the date of prospectus supplement, we estimate the following Daily Time Charter Equivalent Rate (the “Daily TCE Rate”) on our vessels:
•
On a fleetwide basis, for the fourth quarter of 2025 we anticipate a Daily TCE Rate of approximately $75,400 per operating day, and thus far in the first quarter of 2026, approximately 26% of the available fleetwide spot days have been booked at an average Daily TCE Rate of $106,700 per operating day. All of our vessels are trading spot / short term.

•
For our VLCC vessels, for the fourth quarter of 2025 we anticipate a Daily TCE Rate of approximately $91,300 per operating day, and thus far in the first quarter of 2026, approximately 37% of the available VLCC spot days have been booked at an average Daily TCE Rate of $110,100 per operating day.

•
For our Suezmax vessels, for the fourth quarter of 2025 we anticipate a Daily TCE Rate of approximately $50,800 per operating day, and thus far in the first quarter of 2026, approximately 16% of the available Suezmax spot days have been booked at an average Daily TCE Rate of $98,500 per operating day.

All Daily TCE Rate estimates are determined by applying certain IFRS adjustments for their calculation.
Daily TCE Rate is a non-IFRS measure. Please see below “Daily TCE Rate Reconciliation.”
Daily TCE Rate Reconciliation
In the shipping industry, economic decisions are based on vessels’ deployment upon anticipated time charter equivalent rates, or TCE rates, and time charter equivalent revenue, and industry analysts typically measure shipping freight rates in terms of TCE rates. This is because under time-charter and bareboat contracts the customer usually pays the voyage expenses, while under voyage charters the ship-owner usually pays the voyage expenses, which typically are added to the hire rate at an approximate cost. In a voyage charter contract, consideration is received for the use of a vessel between designated ports for the duration of the voyage only, at an agreed upon rate per volume of cargo carried. In a time charter contract, the customer (also known as the charterer) is responsible to pay for fuel consumed and port expenses incurred during the agreed period of time. In a voyage charter contract, the Company is responsible for maintaining the voyage, including vessel scheduling and routing, as well as any related voyage expenses, such as fuel, port and other expenses. Under voyage charters, the majority of voyage expenses are generally borne by us whereas for vessels in a time charter, such expenses are borne by the time charter operator. In a bareboat charter, the customer pays for all of the vessel’s operating expenses, and undertakes to maintain the vessel in a good state of repair and efficient operating condition and drydock the vessel during this period as per the classification society requirements. We may incur voyage related expenses when positioning or repositioning vessels before or after the period of a time or other charter, during periods of commercial waiting time or while off-hire during drydocking or due to other unforeseen circumstances. Because of the different nature of these types of arrangements, the amount of revenues earned by the Company can differ significantly between them.
The Daily TCE Rate is a measure of the average daily revenue performance of a vessel. The Daily TCE Rate and time charter equivalent revenue are not measures of revenue under U.S. generally accepted accounting principles, or GAAP, (i.e., they are non-GAAP measures) or IFRS and should not be considered as alternatives to, or superior to, any measure of revenue and financial performance presented in accordance with IFRS. We calculate the Daily TCE Rate by dividing revenues (time charter and/or voyage charter revenues), less commission and voyage expenses (which then equals “time charter equivalent revenue”), by the number of operating days during that period (we define operating days as calendar days less any scheduled or unscheduled days that our vessels are off-hire due to unforeseen technical and commercial circumstances). Our calculation of the Daily TCE Rates and time charter equivalent revenue may not be comparable to that reported by other companies. We define calendar days as the total number of days the vessels were in our possession for the relevant period. Calendar days are an indicator of the size of our fleet during the relevant period and affect the amount of expenses that we record during that period. We and other companies in the shipping industry use operating days to measure the aggregate number of days in a period that our vessels generate revenues. The period a vessel is not being chartered or is unable to perform the services for which it is required under a charter is “off-hire.” Daily TCE Rates are presented herein both on an estimated historic basis and on a forward-looking basis. We have not provided a reconciliation of forward-looking Daily TCE Rate because the most directly comparable IFRS measure on a forward-looking basis is not available to us without unreasonable effort.
Consistent with industry practice, we use Daily TCE Rates and time charter equivalent revenue because they provide a means of comparison between different types of vessel employment and, therefore, assists in evaluating our financial performance. We believe the Daily TCE Rate and time charter equivalent revenue provide additional meaningful information in conjunction with Revenue, the most directly comparable GAAP and IFRS measure, because it assists our management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance. The Daily TCE Rate and time charter equivalent revenue are measures used to compare period-to-period changes in a company’s performance, and management believes that the Daily TCE Rate and time charter equivalent revenue provide meaningful information to our investors.
The following table sets forth our computation of Daily TCE Rate, including a reconciliation of revenues to the Daily TCE Rate for the fourth quarter of 2025 (in USD million, except per day data):
•
Revenue: $124.03

•
Voyage expenses: $31.45

•
Commissions: $1.25

•
Time charter equivalent revenue: $91.33

•
Calendar days: 1,288

•
Off-hire days: 77

•
Operating days: 1,211

•
Daily TCE Rate per day: $75,400

THE OFFERING
Issuer
Okeanis Eco Tankers Corp.
Common shares outstanding as of the date of this prospectus supplement
35,433,544 common shares (such figure does not include 695,892 common shares held in treasury)
Common shares being offered
3,611,111 common shares
Common shares to be outstanding immediately after this offering
39,044,655 common shares (such figure does not include 695,892 common shares held in treasury)
Use of proceeds
We estimate that we will receive net proceeds of approximately $124.7 million after deducting the Placement Agents’ fees and other estimated offering expenses payable by us
In January 2026, we entered into two memoranda of agreement, whereby pursuant to each individual memorandum of agreement, we agreed to purchase one newbuilding Suezmax vessel (with an estimated approximate deadweight tonnage of 157,000), currently under construction at Daehan from an unrelated third-party seller for an acquisition price of $99.3 million. We expect the vessels to be delivered from the shipyard in the second quarter of 2026. Each purchase is contingent on, among other things, raising sufficient capital to fund a portion of the purchase price, but the purchase of one vessel is not contingent on the purchase of the other. We intend to use all of the net proceeds of this offering to partially fund the acquisition of such vessels in accordance with our growth strategy. We can provide no assurance that we will take delivery of one or both of such vessels, and we do not expect to take delivery of such vessels if this offering is not successful. If this offering is successful and we do not take delivery of one or both vessels, then our management can use the proceeds of this offering for general corporate purposes.
We refer you to the section of this prospectus supplement entitled “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 5 of the accompanying base prospectus and those set forth in our Annual Report, which are incorporated herein by reference, and all other information included or incorporated by reference in this prospectus, before making a decision to invest in our securities.
Listing
Our common shares are traded on the NYSE under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “OET.”
Potential Conflicts of Interest
The Placement Agents and their affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agents for any further services.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. You should carefully consider the risks discussed in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report, and incorporated by reference herein, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports, before deciding to invest in our securities. In addition, holders of our common shares should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below as well as in our Annual Report, future annual reports, prospectus supplements and documents incorporated by reference herein. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities.
Issuances of additional shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through subsequent equity offerings, and shareholders may experience significant dilution as a result of any such issuances.
Our authorized capital stock currently consists of 500,000,000 common shares and 100,000,000 preferred shares with par value of $0.001 per share, in each case, that we may issue without further shareholder approval, of which 35,433,544 common shares are outstanding as of January 20, 2026 (excluding 695,892 common shares held in treasury). We currently have no preferred shares issued and outstanding. We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. Holders of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Our issuance of additional common shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:
•
our existing shareholders’ proportionate ownership interest in us will decrease;

•
the earnings per share and the per share amount of cash available for dividends on our common shares could decrease;

•
the relative voting strength of each previously outstanding common share could be diminished;

•
the market price of our common shares could decline; and

•
our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate, could be impaired.

For example, in November 2025, we completed a registered direct offering of 3,239,436 new common shares, at a price of $35.50 per share, raising gross proceeds of approximately $115 million.
The market price of our common shares could also decline due to sales, or the announcements of proposed sales, of a large number of common shares by our large shareholders, or the perception that these sales could occur. We cannot predict the effect that future sales of common shares or other equity securities would have on the market price of our common shares.
We may use the net proceeds of this offering for purposes with which you do not agree.
We intend to use all of the net proceeds of this offering to partially fund the acquisition of two vessels in accordance with our growth strategy. We intend to fund the difference between the net proceeds of this offering and the purchase price for the two newbuildings with cash on hand, loan or sale leaseback arrangements, or a combination thereof, although we may decide to fund the difference in any method permitted by law, such as additional securities issuances, sales of assets or otherwise. The vessels may not be delivered for any number of reasons, including, without limitation, counterparty breach of the relevant memorandum of agreement, failure to comply with the closing conditions in the relevant memorandum of agreement, the shipyard not delivering the vessel, or the ship not being built to the correct specifications. If we do not acquire one or both of the vessels that we wish to acquire for any reason, we may instead use all of the net proceeds of this offering for general corporate purposes with which you do not agree. Please see “Use of Proceeds.”
If the acquisition of one or both new vessels is not successful, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Recent actions by the U.S. and China imposing new port fees could have a material adverse effect on our operations and financial results.
The United States Trade Representative, or USTR, has put forward significant trade actions under Section 301 of the Trade Act of 1974 with the aim of addressing China’s dominance in the maritime, logistics, and shipbuilding industries. These actions dramatically increase the port fees and therefore the overall operating expenses for certain ships calling at U.S. ports. Specifically, the USTR added a series of service fees that function as direct increases to port-related costs.
The USTR action generally includes a fee targeting Chinese owners and operators for each instance a vessel owned or operated by a Chinese entity enters a U.S. port. The fee is calculated at a rate of $50 per net ton of the vessel for each port entrance beginning October 14, 2025, and increasing over time, plateauing at $140 per net ton in 2028.
Another fee focuses on operators with fleets comprised of Chinese-built vessels. Under the action, in the case of a vessel not subject to the fees on Chinese owners and operators described above, fees generally are imposed each time a Chinese-built vessel enters a U.S. port. The fee generally is calculated at a rate of $18 per net ton of the vessel for each port entrance beginning October 14, 2025, and increasing over time, plateauing at $33 per net ton in 2028. There are several exceptions to this fee, including for vessels with capacity of 55,000 dwt or less, vessels arriving to the U.S. empty or in ballast, and vessels entering a port in the continental United States from a voyage of less than 2,000 nautical miles from a foreign port or point.
In response to the USTR port fees, China recently enacted retaliatory port fees on U.S.-linked vessels calling at Chinese ports. The fee is calculated at a rate of Chinese renminbi (RMB) 400 per net ton of the vessel for each port entrance beginning October 14, 2025, and increasing over time, plateauing at RMB 1,120 per net ton in 2028. The port fees apply to vessels owned by, controlled by, or operated by an entity with 25% or more of this entity’s equity interest, outstanding voting interest, or board seats held directly or indirectly by an entity, other organization, or a citizen, of the U.S.
Both the USTR port fees and the Chinese port fees went into effect on October 14, 2025. However, there remains uncertainty regarding the application of both sets of port fees. The applicability of the USTR port fees to sale leaseback arrangements with Chinese leasing financiers has not been clarified. In a sale leaseback arrangement, the Chinese leasing financiers are the formal owners of the vessels. Furthermore, the application of the Chinese port fees’ 25% ownership test to a publicly traded company with diffuse ownership is uncertain.
On November 10, 2025, U.S. and Chinese authorities suspended the application of each respective set of port fees for one year. Substantial uncertainty remains as to how the port fees will be assessed after the end of the suspension period, scheduled to begin November 10, 2026.

We believe that the Chinese port fees, if they are in effect, should not apply to the vessels that we operate because no single U.S. entity, organization or citizen holds a 25% or greater equity interest or outstanding voting interest in us, and U.S. citizens do not hold 25% or more of our board seats. Furthermore, while it is difficult to determine the ownership of a publicly traded company, we believe that, prior to the offering contemplated by this prospectus, U.S. investors may hold less than 25% of our outstanding equity interests and voting interests, even if ownership by all such U.S. investors were to be aggregated. However, it is possible that the Chinese authorities will assert that we are subject to the port fees due to perceived U.S. ownership or control, and it is possible that the beneficial ownership of our common shares changes such that U.S. investors hold 25% or more of our outstanding equity interests and voting interests.
Of the 16 vessels we currently operate, none were constructed in China. However, in the past we have entered into and in the future we may enter into sale leaseback transactions with Chinese financial institutions. Additionally, we may enter into contracts for the purchase of secondhand tanker vessels constructed in China or shipbuilding contracts for newbuildings constructed in Chinese shipyards in the future. Therefore, we could be subject to the USTR port fees on our vessels.
Given the potential magnitude of the USTR and Chinese port fees and the many uncertainties surrounding their implementation, it is not possible at this time to fully predict the ultimate financial impact. However, if either or both set of port fees are assessed for our vessels or vessels we charter, our operating costs for voyages calling at U.S. or Chinese ports could materially increase. This, in turn, could significantly reduce our profitability, negatively impact our ability to compete effectively, and materially and adversely affect our operations and financial results.
The newbuildings that we intend to purchase may be delayed or have mechanical issues.
We have agreed to purchase two newbuilding Suezmax vessels. See “Use of Proceeds.” We intend to purchase these newbuildings from the relevant seller immediately after they are delivered to the relevant seller from the shipyard. The delivery of one or both of these vessels are subject to risks of delay that are inherent in any large construction project, which may be caused by numerous factors, including shortages or delays of equipment, materials, or skilled labor, unscheduled delays in the delivery of ordered materials and equipment or shipyard construction, failure of equipment to meet quality and/or performance standards, financial or operating difficulties experienced by equipment vendors or the shipyard, unanticipated actual or purported change orders, inability to obtain required permits or approvals, a backlog of orders at the shipyard, design or engineering changes, work stoppages and other labor disputes, adverse weather conditions, or any other events of force majeure. Significant delays could adversely affect our financial position, operating results, and cash flows. If we already committed to a third party the use of the vessel upon construction completion, then we may breach such commitment and be subject to pay related damages, such as any increased costs the counterparty pays to secure an alternate vessel to use. Additionally, failure to complete a project on time may result in the delay of revenue from that vessel, and we may continue to incur costs and expenses related to delayed vessels, such as supervision expenses. Also, while the relevant seller is transferring to us the benefit of the builder’s warranty that it provided to the seller, it may be more difficult or impossible for us to enforce this warranty, as we were not the contractual counterparty to the relevant shipbuilding contracts. If there is a defect in a relevant vessel, it could cause us to earn less hire for the vessel (and potentially be liable under the relevant charterparty) or require us to put the vessel offhire while it undergoes repairs, or both, either or both of which would reduce our profitability, negatively impact our ability to compete effectively, and materially and adversely affect our operations and financial results, and negatively affect our reputation.
You may experience immediate and substantial dilution in the book value per common share you purchase in this offering.
Since the price per common share being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $36.00 per common share and our net tangible book deficit as of September 30, 2025, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of $20.51 per common share with respect to the net tangible book value of the common shares. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
The price of our common shares after this offering may be volatile.
The price of our common shares may fluctuate due to factors such as:
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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•
changes in key management personnel;

•
any reductions in the payment of our dividends or changes in our dividend policy;

•
mergers and strategic alliances in the crude oil tanker industry;

•
market conditions in the shipping and offshore industries;

•
changes in government regulation;

•
the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•
perceived or actual inability by our chartering counterparts to fully perform under the charter parties, including the charterers of our drilling units; and

•
third party announcements concerning us or our competitors.

The shipping industry has been highly unpredictable and volatile. The market for our common shares in this industry may be equally volatile. Consequently, you may not be able to sell the common shares at prices equal to or greater than those paid by you in this offering.
We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.
Changes in our dividend policy could adversely affect holders of our common shares.
Any dividend on our common shares that we declare is at the discretion of our board of directors and subject to the requirements of Marshall Islands law. We cannot assure you that our dividend will not be reduced or eliminated in the future, and changes in our dividend policy could adversely affect the market price of our common shares. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire. If our charter hire payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements if we are in default of those agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements, economic conditions, and macroeconomic impacts on our business and financial condition, such as inflationary pressure, and other factors our board of directors may deem relevant.
We may need to procure significant additional financing, which may be difficult to obtain on acceptable terms or at all, in order to purchase the newbuildings at their delivery that may be acquired using, as part of the consideration, the proceeds from this offering.
The Company has entered into two memoranda of agreement, each to acquire one newbuilding Suezmax vessels (each with an estimated approximate deadweight tonnage of 157,000), currently under construction at Daehan, each from an unrelated third-party seller, for a purchase price of $99.3 million per vessel. We expect the vessels to be delivered from the shipyard in the second quarter of 2026.
In order to complete the purchase of these two newbuilding vessels at delivery, we will need to procure additional financing if we do not have sufficient cash on hand. We cannot be certain that additional financing will be available on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to take delivery of one or both of such vessels, in which case we would be prevented from realizing revenues from such vessels and we could lose the portion of the purchase price that has already been paid. We may also incur additional costs and liability to the seller, which may pursue claims against us under the two memoranda of agreement and retain and sell the above referenced newbuilding vessels to third parties.

USE OF PROCEEDS
In January 2026, we entered into two memoranda of agreement, whereby pursuant to each individual memorandum of agreement, we agreed to purchase one newbuilding Suezmax vessel (with an estimated approximate deadweight tonnage of 157,000), currently under construction at Daehan, from an unrelated third-party seller for an acquisition price of $99.3 million. We expect the vessels to be delivered from the shipyard in the second quarter of 2026. Each purchase is contingent on, among other things, raising sufficient capital to fund a portion of the purchase price, but the purchase of one vessel is not contingent on the purchase of the other.
We will only close the offering if each memorandum of agreement remains in full force and effect as of closing.
We intend to use all of the net proceeds of this offering to partially fund the acquisition of such vessels in accordance with our growth strategy. We can provide no assurance that we will take delivery of either or both such vessels, and we do not expect to take delivery of such vessels if this offering is not successful. We expect that the net proceeds of this offering will be approximately $124.7 million, net of the Placement Agents’ fees and other estimated offering expenses. We intend to fund the difference between the net proceeds of this offering and the purchase price for the two newbuildings with cash on hand, loan or sale leaseback arrangements, or a combination thereof, although we may decide to fund the difference through any other method permitted by law, such as additional securities issuances, sales of assets or otherwise.
If this offering is successful and we do not take delivery of one or both vessels, then our management can use the proceeds of this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025, on an:
•
actual basis;

•
as adjusted basis, to give effect to the aggregate payment of $12.5 million of scheduled debt installments under our existing loan arrangements, net of $0.3 million of loan financing fee amortization, through January 16, 2026, the net proceeds of $89.5 million relating to the Nissos Piperi Facility and the Nissos Serifopoula Facility, the sale of 3,239,436 common shares in the 2025 Registered Direct Offering resulting in net proceeds of $110.4 million and dividend payments of $26.6 million in December 2025; and

•
as further adjusted basis, to give effect to the sale of 3,611,111 common shares in this offering, resulting in estimated net proceeds of $124.7 million.

You should read the information below together with the sections of this prospectus supplement entitled “Use of Proceeds” and “Risk Factors,” and those risk factors set forth in our Annual Report, in addition to “Item 5. Operating and Financial Review and Prospects — A. Operating Results” contained in the Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus.
	As of September 30, 2025
(Unaudited, Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As Further Adjusted
Debt:
Current portion of long-term borrowings	$46,333	$50,626	$50,626
Non-current portion of long-term borrowings	$570,315	$643,380	$643,380
Total debt	$616,648	$694,006	$694,006
Shareholders’ equity:
Common stock, 500,000,000 common shares authorized, $0.001 par value per share; 32,890,000 shares issued and 32,194,108 outstanding as of September 30, 2025 (actual); 36,129,436 shares issued and 35,433,544 outstanding as of September 30, 2025 (as adjusted); 39,740,547 shares issued and 39,044,655 shares outstanding as of September 30, 2025 (as further adjusted)	$33	$36	$40
Preferred Stock: 100,000,000 shares of preferred stock authorized, $0.001 par value per share, none of which are issued and outstanding as of September 30, 2025	—	—	—
Additional paid-in capital	$14,502	$124,903	$249,639
Retained earnings	$419,900	$393,325	$393,325
Treasury shares and other reserves	$(4,620)	$(4,620)	$(4,620)
Total Shareholders’ equity	$429,815	$513,644	$638,384
Total capitalization	$1,046,463	$1,207,650	$1,332,390

DILUTION
If you purchase common shares in this offering you will experience dilution to the extent of the difference between the public offering price per common share in this offering and our as adjusted net tangible book value per common share immediately after this offering.
Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding. Our historical net tangible book value as of September 30, 2025 was $429.8 million, or $13.35 per common share.
After giving effect to the sale of 3,611,111 common shares sold by us in this offering at the offering price of $36.00 per share, and our receipt of an estimated $124.7 million of net proceeds therefrom, after deducting the Placement Agents’ fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $554.6 million, or $15.49 per common share. This represents an immediate increase in net tangible book value of $2.14 per common share to existing shareholders and an immediate dilution in net tangible book value of $20.51 per common share to investors in this offering. The following table illustrates this dilution on a per share basis:
Public offering price per share		$36.00
Historical net tangible book value per share as of September 30, 2025	$13.35
Increase in net tangible book value per share attributable to this offering	$2.14
As adjusted tangible book value per share, after giving effect to this offering		$15.49
Dilution per share to investors in this offering		$20.51
The above discussion and table is based on an aggregate of 32,194,108 common shares outstanding as of September 30, 2025, and excludes 695,892 common shares in treasury (which are not deemed outstanding). Subsequent to September 30, 2025, we issued 3,239,436 common shares in connection with the 2025 Registered Direct Offering (as described under “Prospectus Supplement Summary — Recent Developments), which increased our common shares outstanding to approximately 35,433,544 as of January 20, 2026, and we also paid dividends of $26.6 million in December 2025. As a result, if recalculated using this more recent share count and the dividend paid in December 2025, the net tangible book value per share prior to this offering would be approximately $513.6 million, leading to an as adjusted tangible book value per share after this offering of approximately $16.35 and dilution of approximately $19.65 per share to investors in this offering.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities or other convertible instruments, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING
For a description of our common shares, please see “Item 10. Additional Information” in our Annual Report, which is incorporated by reference herein, and “Description of Capital Stock” and “Certain Marshall Islands Company Considerations” in the accompanying prospectus.
Broadridge Corporate Issuer Solutions, LLC is the transfer agent and registrar for our common shares, and its telephone number is +1 (844) 998-0339.
Our common shares are traded on the NYSE under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as Euronext Oslo Børs) under the trading symbol “OET.”
To facilitate an efficient bookbuilding process, a trading halt will be imposed in the Company’s shares that are trading on Euronext Oslo Børs from the start of the bookbuilding period and until final results have been announced, expected no later than 13:00 CET on January 21, 2026.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Item 10. Additional Information — E. Taxation” of our Annual Report and incorporated by reference herein.

PLAN OF DISTRIBUTION
Fearnley Securities AS, Clarksons Securities AS and Pareto Securities AS, which we refer to as the Placement Agents, have agreed to act as the exclusive placement agents in connection with this offering. The Placement Agents are not purchasing or selling securities offered by this prospectus supplement, nor are the Placement Agents required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their best efforts to arrange for the sale of all of the securities offered hereby. The engagement letter provides that the obligations of the Placement Agents and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions, letters and certificates.
Fearnley Securities AS is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States, and, to the extent that the offering is within the United States, Fearnley Securities AS will offer to and place common shares with U.S. investors through Fearnley Securities, Inc., an affiliated U.S. registered broker-dealer.
Clarksons Securities AS is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States, and, to the extent that the offering is within the United States, Clarksons Securities AS will offer to and place common shares with U.S. investors through Clarksons Securities, Inc., an affiliated U.S. registered broker-dealer.
Pareto Securities AS is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States, and, to the extent that the offering is within the United States, Pareto Securities AS will offer to and place common shares with U.S. investors through Pareto Securities Inc., an affiliated U.S. registered broker-dealer.
The Placement Agents shall arrange for the sale of the shares we are offering pursuant to this prospectus supplement to investors through application agreements directly between the investors and us. All of the common shares offered hereby will be sold at the same price and, we expect, at a single closing. The offering of the common shares is subject to receipt and acceptance and subject to our and the Placement Agents right to reject any order in whole or in part. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the common shares will be completed on or around the date indicated on the cover page of this prospectus supplement.
Investors will be informed of the date and manner in which they must transmit the purchase price for their common shares. We currently anticipate that closing of the sale of those of our common shares for which payment has been received will take place on or about January 23, 2026.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 23, 2026, subject to customary closing conditions. The delivery of shares to each investor is not conditioned upon the purchase of shares by any other investors. If one or more investors fails to fund the purchase price of their subscribed shares, as required by the applicable application agreement, we intend to proceed with delivery of the aggregate number of common shares for which the purchase price has been received.
We have agreed to pay the Placement Agents a cash fee equal to 3.75% of the gross proceeds of the offering, except for any purchases by certain of our affiliates. We have agreed that we may also pay up to an additional 0.75% of the gross proceeds of the offering, except for any purchases by certain of our affiliates, entirely in our discretion. We have also agreed to reimburse the Placement Agents up to $20,000 for all travel and other out-of-pocket expenses incurred, plus the reasonable fees, costs and disbursements of its legal counsel.
If you purchase securities offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price on the cover page of this prospectus supplement.

The following table shows per common share and total cash Placement Agents’ fees we expect to pay to the Placement Agents in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus, assuming the sale and purchase of all of the securities offered hereby to non-affiliates of the Company and no payment by us of any discretionary amounts:
	Per Share	Total
Offering price	$36.00	$129,999,996.00
Placement Agent’s fees(1)	$1.35	$4,874,999.85
Proceeds, before expenses, to us	$34.65	$125,124,996.15
After deducting certain fees and expenses due to the Placement Agents (assuming we do not pay any discretionary amounts) and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $124.7 million.
Indemnification
We have agreed to indemnify the Placement Agents and specified other persons against certain civil liabilities, including certain liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agents or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agents’ websites and any information contained in any other websites maintained by the Placement Agents is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agents, and should not be relied upon by investors.
Regulation M Restrictions
The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agents during the distribution period of this offering. In order to ensure compliance with these rules and regulations, the Placement Agents will not:
•
engage in any stabilization activity in connection with our securities; and

•
bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Potential Conflicts of Interest
The Placement Agents and their affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agents for any further services.
Selling Restrictions
The common shares offered hereby are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the common shares are subject to the following limitations. Neither the Placement Agents nor we have taken any action in any jurisdiction that would constitute a public offering of the common shares, other than in the United States.
European Economic Area
This prospectus supplement has been prepared on the basis that any offer of the common shares in any Member State of the European Economic Area will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to produce a prospectus for offers of the common shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of the common shares which are the subject of an offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or the Placement Agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither we nor the Placement Agents have authorized, nor do we or the Placement Agents authorize, the making of any offer of the common shares in circumstances in which an obligation arises for us or the Placement Agents to publish a prospectus for such offer. Neither we nor the Placement Agents have authorized, nor do we authorize, the making of any offer of common shares through any financial intermediary, other than offers made by the Placement Agents, which constitute the final placement of the common shares contemplated in this prospectus supplement. The expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 of the European parliament and of the council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (and amendments thereto), and includes any relevant implementing measure in the Relevant Member State.
In relation to each Member State of the European Economic Area which has implemented the EU Prospectus Regulation (each, a “Relevant Member State”), the Placement Agents have represented and warranted that with effect from and including the date on which the EU Prospectus Regulation is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of the common shares that are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State except that they may, with effect from and including the Relevant Implementation Date, make an offer of such common shares to the public in that Relevant Member State:
•
to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation) as permitted under the EU Prospective Regulation subject to obtaining the prior consent of the Placement Agents for any such offer; or

•
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of the common shares will require us or the Placement Agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.
For the purposes of this section, the expression an “offer to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Regulation in that Member State.
The Placement Agents have agreed to comply, to the best of their knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which they purchase, offer, sell or deliver common shares or have in their possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the common shares, in all cases at their own expense.
United Kingdom
This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common shares in, from or otherwise involving the United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States. Our principal executive offices are located outside the United States. The majority of our directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may be difficult or impossible for you to serve legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such persons are located (i) would recognize or enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
SEC registration fees*	$19,903
FINRA fees**	$19,630
Legal fees and expenses	$300,000
Accounting fees and expenses	$30,000
Printing and miscellaneous	$15,467
Total:	$385,000

*
A registration fee of $76,550, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-287032) filed with the SEC with an effective date of May 21, 2025, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro rata basis.

**
The Company paid an aggregate of $75,500 to the Financial Industry Regulatory Authority, or FINRA, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-287032) filed with the SEC with an effective date of May 21, 2025, of which this prospectus supplement forms a part. We allocate the cost of this fee on an approximately pro rata basis.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York. Seward & Kissel LLP, New York, New York, is advising on certain legal matters in connection with the offering on behalf of the Placement Agents.
EXPERTS
The financial statements of Okeanis Eco Tankers Corp. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Okeanis Eco Tankers Corp.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the SEC. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at www.okeanisecotankers.com. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus. You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities Act and Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act, although, unless the SEC changes the timing, beginning in March 2026 our directors and executive officers will be required to report their shareholdings pursuant to Section 16 of the Exchange Act. Please see our Annual Report for more information on ways in which we, as a foreign private issuer, may follow home country practice.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus information that we file with and furnish to it. This means that we can disclose important information to you by referring you to those filed or furnished documents without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus. Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement. However, statements contained in this prospectus or in documents that we file or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents contain important information about us and our financial condition, business and results.
•
our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•
our report on Form 6-K filed with the SEC on May 7, 2025;

•
our report on Form 6-K filed with the SEC on May 8, 2025;

•
our report on Form 6-K filed with the SEC on May 9, 2025;

•
our report on Form 6-K filed with the SEC on May 14, 2025 (relating to our financial results for the first quarter of 2025);

•
our report on Form 6-K filed with the SEC on May 14, 2025 (relating to our first quarter 2025 dividend);

•
our report on Form 6-K filed with the SEC on May 30, 2025;

•
our report on Form 6-K filed with the SEC on June 2, 2025;

•
our report on Form 6-K filed with the SEC on June 17, 2025;

•
our report on Form 6-K filed with the SEC on August 6, 2025;

•
our report on Form 6-K filed with the SEC on August 12, 2025 (relating to our unaudited condensed financial statements for the second quarter and six-month period of 2025);

•
our report on Form 6-K filed with the SEC on August 12, 2025 (relating to our second quarter 2025 dividend);

•
our report on Form 6-K filed with the SEC on August 21, 2025;

•
our report on Form 6-K filed with the SEC on October 14, 2025;

•
our report on Form 6-K filed with the SEC on November 7, 2025;

•
our report on Form 6-K filed with the SEC on November 12, 2025 (relating to our unaudited condensed financial information for the third quarter and nine-month period of 2025);

•
our report on Form 6-K filed with the SEC on November 12, 2025 (relating to our third quarter 2025 dividend);

•
our report on Form 6-K filed with the SEC on November 18, 2025;

•
our report on Form 6-K filed with the SEC on November 19, 2025;

•
our report on Form 6-K filed with the SEC on November 20, 2025;

•
our report on Form 6-K filed with the SEC on November 21, 2025;

•
our report on Form 6-K filed with the SEC on December 1, 2025;

•
our report on Form 6-K filed with the SEC on December 19, 2025 (relating to an update regarding the New Financings);

•
our report on Form 6-K filed with the SEC on December 19, 2025 (relating to our 2026 financial calendar);

•
our report on Form 6-K filed with the SEC on January 9, 2026;

•
our report on Form 6-K filed with the SEC on January 20, 2026;

•
our report on Form 6-K filed with the SEC on January 21, 2026; and

•
the description of our common shares contained in our Registration Statement on Form 20-F filed with the SEC on November 22, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished, and not filed, in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus supplement and until we file a post-effective amendment to the registration statement of which this prospectus supplement forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus. You may request a free copy of the above-mentioned information or any subsequent filing we incorporate by reference into this prospectus or any prospectus supplement orally by or contacting us at the following address:
Okeanis Eco Tankers Corp.
c/o OET Chartering Inc.
Ethnarchou Makariou Ave., & 2 D. Falireos St.
185 47 N. Faliro, Greece
Telephone number +30 210 480 4200
Alternatively, copies of these documents are available via our website (www.okeanisecotankers.com). Information that is or will be on or accessed through such website does not constitute a part of, and is not incorporated by reference into, this prospectus.
In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:
•
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.
Disclosure of SEC Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS
$500,000,000
Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights, Depositary Shares and Units
OKEANIS ECO TANKERS CORP.
Through this prospectus we may periodically offer:
(1)
our shares of common stock;

(2)
our shares of preferred stock;

(3)
our debt securities;

(4)
our warrants;

(5)
our purchase contracts;

(6)
our rights;

(7)
our depositary shares; and

(8)
our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
This prospectus describes some of the general terms that may apply to these securities. The specific types, amounts, prices, and detailed terms of any of these offered securities will be determined at the time of their offering and will be described in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The aggregate offering price of all such securities issued under this prospectus may not exceed $500,000,000.
Our common shares are traded on the New York Stock Exchange, or the NYSE, under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as the Euronext Oslo Børs) under the trading symbol “OET”.
An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, including our annual report on Form 20-F for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 31, 2025, or our Annual Report.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 21, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell, from time to time, shares of common stock, shares of preferred stock, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings up to a total dollar amount of $500,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or any free writing prospectus prepared by or on behalf of us and the additional information described below under the heading “Where You Can Find Additional Information.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. When this prospectus or a prospectus supplement is delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We and the underwriters, if any, are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Okeanis Eco Tankers Corp. and, where applicable, all of its subsidiaries, and “Okeanis Eco Tankers Corp.” refers only to Okeanis Eco Tankers Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $,” “USD” and “$” in this prospectus are to the lawful currency of the United States of America. References to “Norwegian Kroner” and “NOK” are to the lawful currency of Norway. Financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31. Certain financial information has been rounded, and, as a result, certain totals shown in or incorporated by reference into this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained in or incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully, before making an investment decision, all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement(s), including the “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and our financial statements and related notes contained or incorporated by reference herein and therein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Overview
We are Okeanis Eco Tankers Corp., an international owner and operator of a modern, fuel-efficient Eco fleet of 14 tanker vessels, comprising six modern Suezmax tankers and eight modern VLCC tankers, focusing on the transportation of crude oil. Our vessels are built in line with Eco standards that consume less bunker fuel than conventional tanker vessels, are equipped with exhaust gas cleaning systems (“scrubbers”) and are built to comply with regulations for ballast water treatment. Our fleet has a carrying capacity of approximately 3.5 million deadweight tons and an average age of 5.4 years as of December 31, 2024. Certain of our vessels are owned by us directly and others are owned by finance leasing houses and bareboat chartered back to us (with an option for us to repurchase the vessels at certain times).
Our common shares are traded on the New York Stock Exchange, or the NYSE, under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as the Euronext Oslo Børs) under the trading symbol “OET”.
The following table lists the vessels in our fleet as of May 6, 2025:
Vessel Name	Year Built	Dwt	Flag	Yard	Type of Employment
Milos	2016	157,525	Greece	Sungdong	Spot/Short-Term
Poliegos	2017	157,525	Marshall Islands	Sungdong	Spot/Short-Term
Kimolos	2018	159,159	Marshall Islands	JMU	Spot/Short-Term
Folegandros	2018	159,221	Marshall Islands	JMU	Spot/Short-Term
Nissos Sikinos	2020	157,447	Marshall Islands	HSHI	Spot/Short-Term
Nissos Sifnos	2020	157,447	Marshall Islands	HSHI	Spot/Short-Term
Nissos Rhenia	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Despotiko	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Donoussa	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Kythnos	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Keros	2019	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Anafi	2020	318,953	Marshall Islands	HHI	Spot/Short-Term
Nissos Kea	2022	300,323	Marshall Islands	HHI	Spot/Short-Term
Nissos Nikouria	2022	300,323	Marshall Islands	HHI	Spot/Short-Term
We strategically monitor developments in the tanker industry on a regular basis and, subject to market demand, will seek to enter into shorter or longer time or bareboat charters according to prevailing market conditions.
We compete for charters on the basis of price, vessel location, size, age, and condition of the vessel, as well as on our reputation as an operator. We generally arrange our time charters and bareboat charters through the use of brokers, who negotiate the terms of the charters based on market conditions. Ownership of tankers is highly fragmented and is divided among major oil companies and independent vessel owners.
We have entered into management agreements with OET Chartering Inc. (a wholly owned subsidiary) as commercial manager of our vessels and with Kyklades Maritime Corporation, or KMC, as our technical manager. KMC provides our day-to-day fleet technical management, such as vessel operations, repairs, insurance consulting, supplies, and crewing. We, through our vessel-owning subsidiaries, have also entered into ETS Services Agreements with KMC pursuant to which KMC obtains, transfers and surrenders emission allowances under the EU Emissions Trading Scheme that came into effect on January 1, 2024. Furthermore, OET Chartering Inc. has entered into a shared services agreement with KMC to document the mutual exchange of business support in respect of the management of our vessels by way of corporate, accounting, financial and other operational and administrative services. OET Chartering Inc. provides commercial management of all of the vessels in our fleet and employs our on-shore employees. Our Chairman, Ioannis Alafouzos, owns a 50% stake in KMC, with his brother, Themistoklis Alafouzos, owning the other 50% stake.
We currently seek to employ our vessels primarily under voyage charters, which we believe allows us to capture the full benefit of lower fuel oil costs afforded to us by our Eco-design, scrubber-equipped, fleet. Depending on market conditions, we may also employ our vessels on time charters. Vessels operating on time charters may be chartered for several months or years, whereas vessels operating in the spot market typically are chartered for a single voyage that may last up to three months. Vessels operating in the spot market may generate increased profit margins during periods of improving tanker rates, while vessels operating on time charters generally provide more predictable cash flows. We actively monitor market conditions and changes in charter rates in managing the deployment of our vessels between voyage charters and time charters. A voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Under voyage charters, we pay voyage expenses such as port, canal, and bunker costs. Voyage charter rates are volatile and fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Vessels operating in the voyage market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in tanker rates. A time charter involves the use of the vessel for a number of months or years or for a trip between specific delivery and redelivery positions. The time charterer covers all voyage related costs while the owner receives monthly charter hire payments on a per day basis and pays all operating expenses and capital costs of the vessel.
Corporate Information
We were incorporated as Okeanis Eco Tankers Corp. under the laws of the Republic of the Marshall Islands, pursuant to the Marshall Islands Business Corporations Act, or the BCA, on April 30, 2018. Each of our vessels is owned by a separate wholly owned subsidiary. The legislation under which we operate is the BCA, and Okeanis Eco Tankers Corp.’s registered agent and registered address in the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960. Our executive offices are currently located at c/o OET Chartering Inc., Ethnarchou Makariou Ave., & 2 D. Falireos St., 185 47 N. Faliro, Greece and our telephone number at that address is +30 210 480 4200. Our website is www.okeanisecotankers.com. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at www.sec.gov. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks discussed under the caption “Risk Factors” in our Annual Report, and incorporated by reference herein, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports, before deciding to invest in our securities. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below as well as in our Annual Report, future annual reports, prospectus supplements and documents incorporated by reference herein. In addition, holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities.
We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval whether or not in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.
Our issuance of additional common shares or other equity securities of equal or senior rank may have the following effects:
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our existing shareholders’ proportionate ownership interest in us would decrease;

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the proportionate amount of cash available for dividends payable on our common shares could decrease;

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the relative voting strength of each previously outstanding common share could be diminished; and

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the market price of our common shares could decline.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.
We are registering the sale of securities with an aggregate offering price to the public of $500,000,000. Sales of substantial amounts of our common shares or securities in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities. Furthermore, in the future, we may issue additional common shares pursuant to this prospectus or other equity or debt securities, including securities convertible into common shares, in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.
Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.
Each of Hospitality Assets Corp. and Glafki Marine Corp. has the right to register common shares for resale pursuant to a registration rights agreement we entered into with them. The resale of those common shares in addition to the offer and sale of the securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares, especially if a significant number of our common shares are sold in a short period of time.

The public market may not continue to be active and liquid enough for you to resell our common shares in the future.
The price of our common shares may be volatile and may fluctuate due to factors such as:
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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

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mergers and strategic alliances in the tanker shipping industry;

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market conditions in the tanker shipping industry;

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changes in government regulation;

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shortfalls in our operating results from levels forecast by securities analysts;

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announcements concerning us or our competitors;

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the value of tanker vessels and the charter hires that tanker vessels are able to obtain;

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risks and issues disclosed in our annual report on Form 20-F and other filings with the SEC; and

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the general state of the securities market.

Significant tariffs or other restrictions imposed on imports by the U.S. and related countermeasures taken by impacted foreign countries could have a material adverse effect on our operations and financial results.
If significant tariffs or other restrictions are imposed on imports by the U.S. and related countermeasures are taken by impacted foreign countries, our business, including operating results, cash flows, and financial condition, may be adversely affected. On April 2, 2025, President Trump announced new tariffs on many U.S. trading partners, including a 34% tax on imports from China, a 20% tax on products from the E.U., among other tariff rates for other countries, and a baseline 10% tax on imports from many countries. These tariffs were in addition to the previous announcements of 25% taxes on auto imports, tariffs implemented against China, Canada and Mexico, and trade penalties on steel and aluminum. The previously announced tariff rates for Canada and Mexico were to stay the same and the goods that comply with the United States-Mexico-Canada Agreement were to continue to be excluded from these tariffs. However, the 20% charge on imports from China was in addition to the 34% import tax announced. Specific products that are subject to tariffs, such as automobiles, were to be exempted from the tariffs announced, and tariffs on products such as pharmaceutical drugs were to be announced at a later date. Additional tariffs included imports from Japan being subject to a 24% tariff, and imports from South Korea being subject to a 25% tariff.
On April 9, 2025, President Trump announced a pause to tariffs on most countries for 90 days. Countries subject to the pause on the tariffs are still to be subject to the baseline 10% tariff. This consequently lowers the tariff rate for the E.U., Japan, and South Korea, among other countries. However, President Trump further increased the tariff rate against Chinese imports to 125%. Canada and Mexico are still to be subject to tariffs as high as 25%, with goods that comply with USMCA to continue to be excluded.
Such tariffs and countermeasures could disrupt global supply chains and create additional operational challenges. If further tariffs are imposed on a broader range of imports, or if retaliatory trade measures are enacted by affected countries, these factors could reduce demand for commodities carried by sea, result in the loss of customers, and harm our competitive position in key markets. Additionally, ongoing trade tensions and uncertainty regarding future trade policies could negatively impact global economic conditions and consumer confidence, further affecting our business performance.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts. When used in or incorporated into this prospectus, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “continue,” “seeks,” “views,” “possible,” “likely,” “may,” “should,” and similar words, phrases, or expressions identify forward-looking statements, and the negatives of those words, phrases, or expressions, or statements that events, conditions, or results “can,” “will,” “may,” “must,” “would,” “could,” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, costs, regulations, events, or trends identify forward-looking statements. The absence of these words does not necessarily mean that a statement is not forward-looking. As a result, you are cautioned not to rely on any forward-looking statements.
The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.
In addition to these assumptions and matters discussed elsewhere herein and, in the documents, incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
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our ability to maintain or develop new and existing customer relationships with major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels, and those we may acquire in the future;

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our future operating and financial results;

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our future vessel acquisitions, sales, our business strategy, and expected and unexpected capital spending or operating expenses, including general and administrative, drydocking, crewing, bunker costs, and insurance costs;

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our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions, and other general corporate activities;

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oil tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

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our ability to take delivery of, integrate into our fleet, and employ any vessels we may acquire in the future, or any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

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our dependence on our technical manager, KMC, an affiliate of our Chairman, to operate our vessels;

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the aging of our vessels, and those we may acquire in the future, and resultant increases in operation and drydocking costs;

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the ability of our vessels, and any vessels we may acquire in the future, to pass classification inspections and vetting inspections by oil majors and big chemical corporations, or other authorities;

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significant changes in vessel performance, including increased vessel breakdowns;

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length and number of off hire days, drydocking requirements, and insurance costs;

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availability of key employees and crew;

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hazards inherent in the maritime industry causing personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations;

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repudiation, nullification, termination, modification or renegotiation of contracts;

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U.S., EU or other foreign monetary policy and foreign currency fluctuations and devaluations;

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the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

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our ability to repay outstanding indebtedness, to comply with the covenants contained therein, to obtain additional financing, and to obtain replacement charters for our vessels, and any vessels we may acquire in the future, in each case, at commercially acceptable rates or at all;

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changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof, or changes to tax policies and other government regulations and economic conditions that are beyond our control;

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our ability to pay dividends;

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our ability to maintain the listing of our common shares on the NYSE or the Oslo Stock Exchange;

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our ability to comply with additional costs and risks related to our environmental, social, and governance policies and regulation;

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potential liability from litigation, including purported class-action litigation;

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changes in general economic and business conditions;

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potential conflicts of interest involving our significant shareholders;

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general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine and between Israel and Hamas and Hezbollah, terrorist attacks and international hostilities and instability, including attacks against merchant vessels in the Red Sea and the Gulf of Aden by Iran-backed Houthi militants based in Yemen, potential tensions between the U.S. and Panama or Venezuela, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists, or major disease outbreaks;

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changes in production of or demand for oil, either globally or in particular regions;

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the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

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potential liability from future litigation and potential costs due to our vessels’ operations, and the operation of any vessels we may acquire in the future, including due to any environmental damage and vessel collisions;

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any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cyber security breach;

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the length and severity of public health threats, epidemics and pandemics, and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

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other important factors described in the section herein entitled “Risk Factors” registration statements, reports or other materials that we have filed with or furnished to the SEC, including our Annual Report.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.
New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.
We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects, and results of operations should be carefully reviewed and considered.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes.

CAPITALIZATION
Our capitalization will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference or in a prospectus supplement.

DILUTION
To the extent applicable, information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

TAX CONSIDERATIONS
Our Annual Report provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers, and/or directly to one or more purchasers in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices or otherwise.
In addition, we may sell some or all of our securities included in this prospectus through one or more of the following:
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a distribution by way of a dividend or otherwise;

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a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

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through brokers, dealers or underwriters that may act solely as agents;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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into an existing market for the securities;

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sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
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enter into transactions involving short sales of our common shares by broker-dealers;

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sell common shares short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

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loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

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a combination of any of the foregoing.

We may also sell securities under any applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by us may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Unless otherwise indicated in the prospectus supplement, any such underwriter, dealer or agent will be acting on a best efforts basis for the period of its appointment. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, the Oslo Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States. Our principal executive offices are located outside the United States. The majority of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may be difficult or impossible for you to serve legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such persons are located (i) would recognize or enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our second amended and restated articles of incorporation and our third amended and restated bylaws contained in our Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our second amended and restated articles of incorporation and third amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
For the complete terms of our capital stock, please refer to our second amended and restated articles of incorporation and our third amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The BCA may also affect the terms of our capital stock.
For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Okeanis Eco Tankers Corp. and not any of its subsidiaries. We were formed as a Marshall Islands corporation with entity number 96382 with the Marshall Islands Registrar of Corporations.
Purpose
Our objects and purposes, as provided in Section B of our second amended and restated our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our second amended and restated articles of incorporation and third amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. All of our shares of stock are in registered form. Our second amended and restated articles of incorporation does not permit the issuance of bearer shares. As of December 31, 2024 and May 6, 2025, we had 32,194,108 common shares outstanding and no preferred shares outstanding. All common shares that are issued are fully paid. We hold 695,892 common shares in treasury (which are not deemed outstanding) amounting to $4,583,929, measured at cost.
In November 2021, our board of directors authorized a share buy-back plan, pursuant to which we were permitted to repurchase up to $5.0 million of our outstanding common shares in the open market. This plan remains in effect. We purchased 122,573 common shares at an average price of NOK70.996, or $8.26 per share, for a total amount of $1,012,139 in 2021. We purchased 59,236 common shares at an average price of NOK73.05, or $8.50 per share, for a total amount of $503,531 in 2022. We did not repurchase any shares in 2023 or 2024, nor did we issue any shares in 2022, 2023, or 2024.
Our board of directors has the authority to fix by resolution or resolutions the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of each series of preferred shares that are not inconsistent with applicable law. Our board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management.
Description of Common Stock
Each outstanding share of common stock generally entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive, ratably based on the number of shares held, all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata based on the number of shares held our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock. Our board of directors may determine to repurchase our own shares that have already been issued, which decision does not require shareholder approval. Any such purchase can be made out of surplus (as such term is used in the BCA). We are not permitted to repurchase our shares when we are insolvent or would thereby be made insolvent.
Broadridge Corporate Issuer Solutions, LLC is the transfer agent and registrar for our common shares.
To facilitate transfers of our common shares between the New York Stock Exchange and Oslo Stock Exchange, all our common shares are primarily held and settled within DTC and secondarily held and settled in Euronext Securities Oslo (the “VPS”) through a Central Securities Depository, or CSD, link. A CSD link structure allows the VPS to give shareholders of our already issued common shares access to such common shares maintained in DTC and vice versa. Consequently, our common shares can be moved between the DTC and VPS to enable shares moving between the New York Stock Exchange and the Oslo Stock Exchange.
Each person beneficially owning common shares registered through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.
Shares of common stock that have been entered into the DTC book-entry system will be registered in the name of Cede & Co., as nominee for DTC and transfers of beneficial ownership of shares held through DTC will be effected by electronic transfer made by DTC participants. Transfers of shares held outside of DTC or another direct registration system maintained by our transfer agent, and not represented by certificates, are effected by a stock transfer instrument. Transfer of registered certificates is effected by presenting and surrendering the certificates to us or our transfer agent. A valid transfer requires the registered certificates to be properly endorsed for transfer as provided for in the certificates and accompanied by proper instruments of transfer.
Our second amended and restated articles of incorporation, third amended and restated bylaws and the BCA do not contain transfer restrictions on our shares of common stock or shares of preferred stock.
The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.
Our common shares have been listed on the NYSE under the trading symbol “ECO” since December 11, 2023 and on the Oslo Stock Exchange under the trading symbol “OET” since January 29, 2021. In conjunction with the NYSE listing of our common shares, we changed the listing status of our common shares on the Oslo Stock Exchange from a primary listing to a secondary listing. We incurred a trading suspension of two trading days on December 7 and 8, 2023 on the Oslo Stock Exchange in connection with the changes to our share registration structure in order to facilitate the dual listing of our common shares. Our common shares began trading on Euronext Growth (ex-Merkur Market) on July 3, 2018. On March 8, 2019, our shares began trading on Euronext Expand (ex-Oslo Axess) and ceased trading on Euronext Growth. On January 29, 2021, our shares began trading on the Oslo Stock Exchange and ceased trading on Euronext Expand (ex-Oslo Axess).
Description of Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. The board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common shares and preferred shares, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
Shareholder Meetings
Under our third amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the chairman of the board of directors, the Chief Executive Officer, the board of directors, or the holders of not less than 20% of the voting power of the shares entitled to vote on the matter to be voted at such special meeting. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat. There must be present, in person or by proxy, shareholders of record holding at least one-third of the voting power of shares issued and outstanding and entitled to vote in order to constitute quorum at a shareholders meeting. The board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. In the absence of a quorum, the holders of a majority of the voting power of the outstanding shares present at the meeting in person or by proxy may adjourn the meeting. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders.
Limitations on Ownership
There is no limitation on the right to own securities or the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our second amended and restated articles of incorporation and our third amended and restated bylaws.
Directors
Our directors are elected by the affirmative vote of a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our second amended and restated articles of incorporation and third amended and restated bylaws do not provide for cumulative voting in the election of directors.
The board of directors must consist of at least one member. Each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us. The number of directors constituting the entire board of directors shall be fixed from time to time by the shareholders or by the board of directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. We do not have any mandatory retirement age for our directors.
The BCA authorized corporations to, in their articles of incorporation, limit or eliminate personal liability of directors to corporations or their shareholders for monetary damages for breaches of directors’ fiduciary duties; provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. Our second amended and restated articles of incorporation provide that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as such exemption from liability or any limitation thereof is not permitted under the BCA. Our third amended and restated bylaws requires us, in certain instances, to indemnify our directors and officers.
The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation and third amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
No contract or transaction between us and one or more of our directors will be void or voidable solely for the following reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Election and Removal
Our third amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors. The entire board of directors or any individual director may be removed, with or without cause by the vote of shareholders. The entire board of directors or any individual director may be removed, with cause, by the vote of the board of directors. Any vacancies in the board of directors for any reason, and any created directorships resulting from any increase in number of directors, may be filled by the vote of the majority of the board of directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors.
Dissenters’ Rights of Appraisal and Payment
Under the BCA, our shareholders generally have the right to dissent from certain mergers and consolidations and the sale or exchange of all or substantially all of our assets not made in the usual and regular course of our business and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our second amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.
Dividends
Declaration and payment of any dividend is subject to the discretion of the board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in our Annual Report and in prospectuses we may file from time to time, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus (but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year) or while we are insolvent or if we would be rendered insolvent upon paying the dividend, or if the declaration or payment would be contrary to any restrictions contained in the articles of incorporation.
Shareholders’ Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the person bringing the action is a shareholder or a holder of a beneficial interest of shares both at the time the derivative action is brought and at the time of the transaction to which the action relates, or that the shares or his interest therein devolved upon him by operation of law.
Exchange Controls
Under Marshall Islands law, there are currently no restrictions on the export or import of capital, including foreign exchange controls, or restrictions that affect the remittance of dividends, interest or other payments to holders of our common shares that are neither Marshall Islands residents nor Marshall Islands citizens.
Amendment of our Articles of Incorporation
In general, amendments to articles of incorporation must be authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon. In addition, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, and in addition to the authorization of an amendment by vote of the holders of a majority of all outstanding shares entitled to vote thereon, the amendment shall be authorized by vote of the holders of a majority of all outstanding shares of the class if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.
Anti-takeover Provisions of our Organizational Documents
Several provisions of our second amended and restated articles of incorporation and third amended and restated bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti- takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors. In connection with the listing of our common shares on the NYSE in December 2023 and the change of our listing status on the Oslo Stock Exchange from a primary listing to a secondary listing, we were exempt from the Norwegian takeover rules pursuant to a decision made by the Oslo Stock Exchange (the takeover authority in Norway at the time) on October 20, 2023.
Limited Actions by Shareholders
Our third amended and restated bylaws provide that the chairman of the board of directors, the board of directors, the Chief Executive Officer or the holders of not less than 20% of the voting power of the shares entitled to vote on the matter to be voted at such special meeting may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.
Our third amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing. Our third amended and restated bylaws also specify requirements as to the form and content and timeliness of a shareholder’s notice. Generally, to be timely, a shareholder’s notice to our secretary must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Blank Check Preferred Stock
Under the terms of our second amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Election of Directors
Our second amended and restated articles of incorporation and third amended and restated bylaws prohibit cumulative voting in the election of directors. Our third amended and restated bylaws require parties other than our board of directors to give advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Transfer Agent
Broadridge Corporate Issuer Solutions, LLC is the transfer agent and registrar for our common shares, and its telephone number is +1 (844) 998-0339.
Listing
Our common shares are traded on the NYSE under the trading symbol “ECO” and on the Oslo Stock Exchange (also known as the Euronext Oslo Børs) under the trading symbol “OET”.

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS
Our corporate affairs are governed by our second amended and restated articles of incorporation, third amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be applied and construed to make the BCA uniform with the laws of the State of Delaware and other states with substantially similar legislative provisions (and adopts their case law to the extent they do not conflict with the BCA), there have been few court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.
Marshall Islands	Delaware
Shareholder Meetings
Held at a place as designated in the bylaws. An annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.
Notice:	Notice:
Whenever shareholders are required to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.
A copy of the notice of any meeting shall be given personally or sent by mail or by electronic transmission not less than 15 nor more than 60 days before the date of the meeting. If sent by electronic transmission, notice given shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights
Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken,	Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which

Marshall Islands	Delaware
shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	all shares entitled to vote thereon were present and voted.
Any shareholder entitled to vote may authorize another person to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.
Removal:	Removal:

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.
Any or all of the directors may be removed for cause by vote of the shareholders. The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board.
Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.
Directors
Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment to the certificate of incorporation.
The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

Marshall Islands	Delaware
If the board of directors is authorized by the bylaws to change the number of directors, it can only do so by a majority of the entire board of directors. No decrease in the number shortens the term of any incumbent director.
Dissenter’s Rights of Appraisal
Shareholders have a right to dissent from any plan of merger, consolidation or sale or exchange of all or substantially all of the property and assets not made in the usual and regular course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all property and assets not made in the usual course of business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed shares are the offered consideration or if such shares are held of record by more than 2,000 holders.
A holder of any adversely affected shares who does not vote in favor of or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
• alters or abolishes any preferential right of any outstanding shares having preference; or
• creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares; or
• alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.
Shareholders’ Derivative Actions
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a	In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock

Marshall Islands	Delaware
holder at the time the action is brought and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	thereafter devolved upon such shareholder by operation of law.
A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort. Such action in the Marshall Islands shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of the Marshall Islands.
Reasonable expenses including attorneys’ fees may be awarded by a Marshall Islands court if the action is successful.
In any action in the Marshall Islands, a corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the stock has a value of $50,000 or less.

DESCRIPTION OF PREFERRED SHARES
The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred stock, will be described in a prospectus supplement.
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. The board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common shares and preferred shares, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
The applicable prospectus supplement will describe the following terms of any series of preferred shares we offer, including, but not limited to:
•
the designation of the series;

•
the number of shares in the series (which may subsequently be increased or decreased to the extent permitted by applicable law);

•
the dividend rate (or method of determining such rate), if any, payable to the holders of the shares of the series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

•
whether dividends on the shares of the series will be cumulative and, in the case of shares having cumulative dividend rights, the dates or method of determining the dates from which dividends shall be cumulative;

•
the amount or amounts payable out of our assets to the holder of the shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of such shares;

•
the redemption rights and price or prices, if any, for shares of the series;

•
whether or not the shares of the series will be convertible or exchangeable into shares of any other class or series, and the terms and conditions upon which the conversion or exchange, as applicable, may be made; and

•
the voting rights, if any, of the holders of the series.

The description in the applicable prospectus supplement of any preferred shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designations, which will be filed with the SEC if we offer preferred shares. For more information on how you can obtain copies of any statement of designations if we offer preferred shares, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable statement of designations and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, including the aggregate principal amount of the relevant debt securities that may be issued. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•
the designation, aggregate principal amount and authorized denominations;

•
the issue price, expressed as a percentage of the aggregate principal amount;

•
the maturity date;

•
the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•
any optional or mandatory sinking fund provisions or exchangeability provisions;

•
the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•
whether the debt securities will be our senior or subordinated securities;

•
whether the obligations under the debt securities will be our secured or unsecured obligations;

•
the applicability and terms of any guarantees;

•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•
if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•
any events of default not set forth in this prospectus;

•
the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•
whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•
any restrictive covenants or other material terms relating to the debt securities;

•
whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•
any listing on any securities exchange or quotation system;

•
additional provisions, if any, related to defeasance and discharge of the debt securities; and

•
any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. Unless otherwise indicated in subsequent filings with the SEC, no service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated to all of our then pre-existing secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. The subordinated debt securities would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•
our ability to incur either secured or unsecured debt, or both;

•
our ability to make certain payments, dividends, redemptions or repurchases;

•
our ability to create dividend and other payment restrictions affecting our subsidiaries;

•
our ability to make investments;

•
mergers and consolidations by us or our subsidiaries;

•
sales of assets by us or our subsidiaries;

•
our ability to enter into transactions with affiliates;

•
our ability to incur liens; and

•
sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)   changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)   reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)   reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)   waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)   makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)   makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7)   waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities, will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally, but may not be limited to, clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•
default in any payment of interest when due which continues for 30 days;

•
default in any payment of principal or premium at maturity;

•
default in the deposit of any sinking fund payment when due;

•
default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•
events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.
We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrants, a form of which will be filed with the SEC if we issue warrants. For more information on how you can obtain copies of any form of warrants, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable form of warrant and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or

•
currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of purchase contract, which will be filed with the SEC if we issue purchase contracts. For more information on how you can obtain copies of any form of purchase contract, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable form of purchase contract and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement or other backstop arrangement with one or more underwriters or any other person pursuant to which the underwriter or any other person will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•
the exercise price for the rights;

•
the number of rights issued to each shareholder;

•
the extent to which the rights are transferable;

•
any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•
the date on which the right to exercise the rights will commence and the date on which the right will expire;

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the amount of rights outstanding;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•
the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby or backstop arrangements, as described in the applicable prospectus supplement.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The preferred shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred shares represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:
•
the material terms of the depositary shares and of the underlying preferred shares;

•
the identity of the bank depositary and the material terms of the depositary agreement;

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any limitation on the depositary’s liability;

•
all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

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any procedure for voting the deposited securities;

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any procedure for collecting and distributing dividends;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•
any applicable material United States federal income tax considerations.

The depositary agreement will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
You should read the particular terms of any depositary shares and any depositary receipts that we offer and any depositary agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of depositary agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:
•
the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units;

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if applicable, a discussion of any material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. All amounts are estimated, except the SEC registration fee and the FINRA filing fee.
SEC registration fee		$76,550
FINRA filing fee	$	*
NYSE listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Indenture trustee fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of the securities offered by this prospectus and certain other legal matters relating to United States, New York and Marshall Islands law will be passed upon for us by Watson Farley & Williams LLP, New York, New York.
EXPERTS
The financial statements of Okeanis Eco Tankers Corp. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Okeanis Eco Tankers Corp.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. You may review a copy of the registration statement through the SEC’s website.
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of the securities described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.
For further information about us, the securities we are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.
Government Filings
We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at www.okeanisecotankers.com. Information that is or will be on or accessed through such websites does not constitute a part of, and is not incorporated by reference into, this prospectus. You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus information that we file with and furnish to it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is an important part of this prospectus. Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement. However, statements contained in this prospectus or in documents that we file or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

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our report on Form 6-K filed with the SEC on April 25, 2025;

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our report on Form 6-K filed with the SEC on May 7, 2025;

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our report on Form 6-K filed with the SEC on May 8, 2025;

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our report on Form 6-K filed with the SEC on May 9, 2025;

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our report on Form 6-K filed with the SEC on May 14, 2025;

•
our report on Form 6-K filed with the SEC on May 14, 2025; and

•
the description of our common shares contained in our Registration Statement on Form 20-F filed with the SEC on November 22, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in the prospectus. You may request a free copy of the above-mentioned information or any subsequent filing we incorporate by reference into this prospectus or any prospectus supplement by contacting us at the following address:
Okeanis Eco Tankers Corp.
c/o OET Chartering Inc.
Ethnarchou Makariou Ave., & 2 D. Falireos St.
185 47 N. Faliro, Greece
Telephone number +30 210 480 4200
Alternatively, copies of these documents are available via our website (www.okeanisecotankers.com). Information that is or will be on or accessed through such website does not constitute a part of, and is not incorporated by reference into, this prospectus.
In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:
•
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
Disclosure of SEC Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

3,611,111 Common Shares
PROSPECTUS SUPPLEMENT
OKEANIS ECO TANKERS CORP.
Joint Global Coordinators
Fearnley Securities ASClarksons Securities AS
Joint Bookrunners
Fearnley Securities ASClarksons Securities ASPareto Securities AS
January 21, 2026